Exhibit 99.1

DIH Appoints Dennis Streppa., to DIH Holding US, Inc. Board of Directors

NORWELL, Mass., July 18, 2025 — DIH Holding US, Inc. (“DIH”)(NASDAQ:DHAI), a global provider of advanced robotic devices used in rehabilitation, which incorporate visual stimulation in an interactive manner to enable clinical research and intensive functional rehabilitation and training in patients with walking impairments, reduced balance and/or impaired arm and hand functions, today announced the appointment of Dennis Streppa. to its Board of Directors and filling the Audit Committee Chair position.

Dennis Streppa is a seasoned global Chief Operations Officer and entrepreneur with expertise spanning public and private healthcare companies. He’s driven M&A value at Cardinal Health, led manufacturing P&L for an $800M business, tripled margins as an entrepreneur, and spearheaded multi-million-dollar private equity deals. He holds an MBA from Kellogg and specializes in business transformation, cross-functional leadership, and optimizing operational results.

CEO, Jason Chen, stated: “We are thrilled to welcome Dennis Streppa to our Board of Directors as Chair of the Audit Committee. Dennis brings a rare combination of operational rigor, strategic vision, and deep experience in both public and private healthcare companies. His track record in driving growth, overseeing complex integrations, and building accountable teams will be invaluable as we continue to scale and strengthen our governance.”

Mr. Streppa commented on the appointment: “I am truly honored to join the Board of Directors and serve as Chair of the Audit Committee. I look forward to working with this talented team to strengthen governance, drive accountability, and help create value for our stakeholders. I’m excited to contribute my operational and strategic experience in supporting DIH’s success.”

The Board of Directors now comprises five members, with three independent members, further strengthening the company’s commitment to strong governance.

About DIH Holding US, Inc.

DIH stands for the vision to “Deliver Inspiration & Health” to improve the daily lives of millions of people with disabilities and functional impairments through providing devices and solutions enabling intensive rehabilitation. DIH is a global provider of advanced robotic devices used in physical rehabilitation, which incorporate visual stimulation in an interactive manner to enable clinical research and intensive functional rehabilitation and training in patients with walking impairments, reduced balance and/or impaired arm and hand functions. Built through the mergers of global-leading niche technology providers, DIH is a transformative rehabilitation solutions provider and consolidator of a largely fragmented and manual-labor-driven industry.

Caution Regarding Forward-Looking Statements

This press release contains certain statements which are not historical facts, which are forward-looking statements within the meaning of the federal securities laws, for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These forward-looking statements include certain statements made with respect to the business combination, the services offered by DIH and the markets in which it operates, and DIH’s projected future results. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions provided for illustrative purposes only, and projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties that could cause the actual results to differ materially from the expected results. These risks and uncertainties include, but are not limited to: general economic, political and business conditions; the ability of DIH to achieve its projected revenue, the failure of DIH realize the anticipated benefits of the recently-completed business combination and access to sources of additional debt or equity capital if needed. While DIH may elect to update these forward-looking statements at some point in the future, DIH specifically disclaims any obligation to do so.

Investor Contact
Louisa Smith
Investor.relations@dih.com